UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49730	22-3374365
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 8.01.  OTHER EVENTS

On July 26, 2006, DOV Pharmaceutical, Inc. (“we” or “us”) exchanged an aggregate of 3,445,000 newly issued shares of our common stock, par value $0.0001 per share (“Common Stock”), for an aggregate of $10 million in original principal amount of our 2.50% Convertible Subordinated Debentures due 2025 (the “Debentures”). We completed the exchanges with a limited number of Debenture holders and received an aggregate of $10 million in original principal amount of the Debentures. The Debentures and the shares of Common Stock originally issuable upon conversion thereof are registered for resale under the Securities Act. The shares of Common Stock were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof, based upon the following facts: (i) the Debentures and the shares of Common Stock were issued by us, (ii) no additional consideration was paid by the holders of the Debentures in exchange for the shares of Common Stock, (iii) the exchanges were made with a limited number of holders of Debentures and did not include any non-Debenture holders, and (iv) no commission or other remuneration was paid to any person to solicit the exchanges.

We intend to cancel the Debentures received in the exchange transactions which will reduce the aggregate bonds outstanding from $80 million in original principal amount to $70 million in original principal amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: July 27, 2006	By:	/s/ Barbara Duncan
Barbara Duncan
President and Chief Financial Officer